                                                                      EXHIBIT 21

                   BOISE CASCADE OFFICE PRODUCTS CORPORATION
                            SIGNIFICANT SUBSIDIARIES



                                    State or Other
                                     Jurisdiction      Percentage of
                                   of Incorporation  Voting Securities
                                   or Organization         Owned
                                   ----------------  -----------------

         The Reliable Corporation       Delaware          100.0

         Grand & Toy Limited         Ontario, Canada      100.0